Exhibit 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
     In connection with the quarterly report of Builders FirstSource, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Floyd F. Sherman, as Chief Executive Officer of the Company, and M. Chad Crow, as Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FLOYD F. SHERMAN
Floyd F. Sherman
Chief Executive Officer

/s/ M. CHAD CROW
M. Chad Crow
Senior Vice President and Chief Financial Officer

Dated: July 28, 2010
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.